                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-07707, No. 333-29549, and No. 333-59633) pertaining to the
Cell Genesys, Inc. 1989 Incentive Stock Plan, the 1992 Employee Stock Purchase Plan, and the 1998 Incentive Stock Plan, of our report dated January 26, 1999 with respect to the consolidated financial statements of Cell Genesys, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.



                                                  /s/ ERNST & YOUNG LLP


Palo Alto, California
March 30, 1999